EMPOWERING patent OWNERS, REWARDING INVENTION Acacia Research Adds Two New Independent Directors to Board of Directors Significant Intellectual Property and Public Company Leadership and Oversight Experience Will Enhance Acacia’s Board Newport Beach, Calif. – January 23, 2019 - Acacia Research Corporation (Nasdaq: ACTG) today announced it has appointed Maureen O’Connell and Katharine Wolanyk to its Board of Directors. These new appointments fill existing vacancies on Acacia’s Board and bring its membership to five directors. “The addition of Maureen and Katharine to the Board brings us significantly closer to rebuilding Acacia’s Board in a strategic and deliberate manner by appointing directors with relevant experience and qualifications to provide independent oversight,” said Acacia Board member Clifford Press. “We expect to add additional highly-qualified independent directors as we complete the governance and management structure of Acacia.” Acacia Board member Alfred V. Tobia, Jr. added, “Maureen is a strategic financial executive with deep experience and expertise in financial reporting, auditing and corporate governance in addition to a wide range of intellectual property experience spanning the tech, biotech and publishing industries. Katharine has a long tenure on the operational and investment sides of the intellectual property world, and her domain expertise will be immensely valuable as we expand Acacia’s intellectual property portfolio.” Maureen O’Connell said, "The current Acacia directors have dramatically reduced overhead costs and strengthened corporate governance in a short period of time. I am excited to join them in contributing to the oversight and governance efforts at Acacia as the organization continues to develop.” Katharine Wolanyk said, “Acacia has a long and established reputation for partnering with patent owners to realize value from their intellectual property. The opportunity to help reinvent an industry pioneer alongside Acacia’s new leadership team compelled me to accept this position. I am excited to join the Board in its charge to build value for patent owners and the company’s shareholders.” Katharine Wolanyk Ms. Wolanyk’s career spans the business, legal and engineering fields, with a particular focus in intellectual property. She is a Managing Director at Burford Capital, a leading global finance and investment management firm focused on law with over $3 billion committed to the legal market. She was named a World’s Leading IP Strategist by Intellectual Asset Management (IAM) in 2015 through 2018 and has deep experience within the technology industry. Ms. Wolanyk leads Burford’s intellectual property business as well as its Chicago office. Burford is one of the top performing listings on the London Stock Exchange’s AIM market, with a current market capitalization of more than $4.5 billion. Prior to joining Burford, Ms. Wolanyk was President, Chief Legal Officer and a board member of Soverain Software, an enterprise software company whose patent portfolio has been licensed extensively in the software and Internet retailing industries. Ms. Wolanyk was also intellectual property counsel to a publicly traded IT solutions firm, General Counsel of a managed hosting provider, Senior Vice President of corporate development at a publicly traded enterprise software company, a corporate attorney at Latham & Watkins LLP, and began her career as a systems engineer at Hughes Aircraft Company. Ms. Wolanyk holds a Juris Doctor from the University of Chicago and a B.S. in Engineering from Michigan State University. Maureen O’Connell Ms. O’Connell is a global business executive, Chief Financial Officer and corporate director recognized for significant value creation through strategic initiatives in a variety of industries including media, education, digital, retail, technology, professional services, biotech, pharma, homebuilding, real estate and insurance. From 2007 to 2017, Ms. O’Connell, served as the Chief Financial Officer of Scholastic Corporation, the world's largest publisher and distributor of children's books. In her role as Chief Financial Officer, Ms. O’Connell had significant experience licensing rights, partnering with trademark and copyright owners and overseeing the protection and assertion of rights on a world basis. Earlier in her career, Ms. O’Connell served as President and Chief Operating Officer of the Gartner Group the world's leading research and advisory company which has developed more than 300,000 business case studies of intellectual property since 1979. Maureen O’Connell has received numerous and diverse awards including CFO Studio’s CFO World Class Award in 2017, Treasury and Risk magazine’s 30 Outstanding Women in Business in 2012 and Irish Voice’s Top 75 Influential Women in 2009. Ms. O’Connell also served as an independent director, audit committee chair and transaction committee chair at Sucampo Pharmaceuticals, a biopharmaceutical company focused on the development and commercialization of highly specialized medicines, from 2013 to 2018 when it was acquired by Mallinckrodt in a $1.2 billion transaction. At Sucampo, Ms. O’Connell played a key role in evaluating the acquisition of highly specialized medicines in development resulting in the acquisition of two companies. She is currently an independent director at Harte-Hanks Inc. and previously served on the board of directors of Beazer Homes USA Inc. Maureen graduated Magna Cum Laude with a B.S. in Accounting and Economics (dual major) from New York University Stern School of Business in 1985 and is a Certified Public Accountant.

ABOUT ACACIA RESEARCH CORPORATION Founded in 1993, Acacia Research Corporation (ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner. Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com. Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the contributions of newly appointed director, the appointment of additional directors, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10- Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period. Contact: Investors: Hayden IR Rob Fink, 646-415-8972 actg@haydenir.com or

Media: Sloane & Company Joe Germani / Kristen Duarte, 212-486-9500 jgermani@sloanepr.com / kduarte@sloanepr.com